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                                                                     EXHIBIT 16



March 29, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

                     The PNC Financial Services Group, Inc.
                         (Commission File Number 1-9718)

Ladies and Gentlemen:

We have read Item 9 of the PNC Financial Services Group, Inc.'s Form 10-K dated March 29, 2002, and are in agreement with the statements contained in Paragraphs 1 through 4 on Page 10 therein.

                                                Yours very truly,

                                                /s/ Ernst & Young LLP

                                                Pittsburgh, Pennsylvania